UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2022

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-41325	87-2092143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-3555

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 24, 2022, HF Sinclair Corporation (the “Company”), commenced private offers to all Eligible Holders (as defined in the press release) to exchange (the “Exchange Offers”) any and all outstanding 2.625% Senior Notes due 2023, 5.875% Senior Notes due 2026 and 4.500% Senior Notes due 2030 (the “HFC Notes”) issued by HollyFrontier Corporation (“HFC”), for new notes to be issued by the Company and cash, pursuant to the terms and subject to the conditions set forth in a confidential exchange offer memorandum and consent solicitation statement, dated March 24, 2022 (the “Exchange Offer Memorandum”).

In conjunction with the Exchange Offers, the Company is soliciting the consents (collectively, the “Consent Solicitations”) of the Eligible Holders to adopt certain proposed amendments to the indenture governing the HFC Notes (as supplemented for each particular series of existing HFC Notes, the “HFC Indenture”) to, among other things, eliminate from the HFC Indenture, as it relates to each series of HFC Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the SEC reporting covenant and (iv) with respect to HFC’s 2.625% Senior Notes due 2023 (the “HFC 2023 Notes”) and HFC’s 4.500% Senior Notes due 2030 (the “HFC 2030 Notes”) only, the offer to purchase HFC 2023 Notes and HFC 2030 Notes upon certain change of control triggering events (collectively, the “Proposed Amendments”). The Proposed Amendments will become effective with respect to a particular series of HFC Notes to the extent (i) participation in the Exchange Offer by such series of HFC Notes exceeds 50% of the outstanding principal amount of such series and (ii) all tendered HFC Notes of such series are accepted for exchange in the related Exchange Offer. Eligible Holders of HFC Notes that tender such HFC Notes will be deemed to have given consent to the Proposed Amendments (in respect of the applicable series of HFC Notes tendered). Eligible Holders will not be permitted to tender their HFC Notes without delivering consents or to deliver consents without tendering their HFC Notes. Tenders of HFC Notes may not be withdrawn after the earlier of (i) 5:00 p.m., New York City time, on the Early Participation Date (as defined below), and (ii) the date the applicable supplemental indenture to the corresponding HFC Indenture implementing the applicable Proposed Amendments is executed, unless extended (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in the limited circumstances where additional withdrawal rights are required by law. A valid withdrawal of tendered HFC Notes will also constitute the revocation of the related consent with respect to the applicable HFC Indenture. As used herein, a “valid withdrawal” means valid withdrawal prior to the Withdrawal Deadline.

The Exchange Offers and the Consent Solicitations will expire at 5:00 p.m., New York City time, on April 22, 2022, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). However, Eligible Holders who validly tender and do not validly withdraw their HFC Notes at or prior to 5:00 p.m., New York City time, on April 6, 2022 (as the same may be extended, the “Early Participation Date”), will be eligible to receive greater consideration for their HFC Notes than will be available for tenders made after the Early Participation Date but at or prior to the Expiration Date, all as more fully described in the attached press release and in the Exchange Offer Memorandum.

The Company will return to HFC all HFC Notes which are validly tendered and accepted pursuant to the Exchange Offers (the “Returned Notes”), and HFC will cancel such Returned Notes.

The Exchange Offers and Consent Solicitations are being made solely pursuant to the conditions set forth in the Exchange Offer Memorandum in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended, and are subject to certain conditions set forth in the Exchange Offer Memorandum, although the Company may waive any such conditions at any time.

The Company and HFC are in discussions with the current lending group under HFC’s Senior Unsecured 5-Year Revolving Credit Agreement, dated July 1, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof), among HFC, as borrower, and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo Mitsubishi, Ltd.), as administrative agent, and each of the financial institutions party thereto as lenders (the “HFC Credit Agreement”), to either obtain a consent under or amendment to the HFC Credit Agreement or enter into a new credit facility, in each case to make the Company the borrower thereunder, to close contemporaneously with the settlement of the Exchange Offers and Consent Solicitations described in the Exchange Offer Memorandum. No assurances can be given, however, as to whether we will do so or as to the terms of any amended or new credit facility.

Please carefully review the attached press release for further details regarding the Exchange Offers and Consent Solicitations. A copy of the Company’s and HFC’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Exchange Offer Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Current Report on Form 8-K relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s and Holly Energy Partner, L.P.’s (“HEP”) ability to successfully integrate the operations of The Sinclair Companies (“Sinclair”) with its existing operations and fully realize the expected synergies of the Sinclair transactions or on the expected timeline; risks relating to the value of the Company’s common stock and the value of HEP’s limited partner common units from sales by the Sinclair holders following the closing of the Sinclair transactions; the Company’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; the Company’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; the outcome of the Exchange Offers and Consent Solicitations; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s, HFC’s and HEP’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of HF Sinclair Corporation and HollyFrontier Corporation, dated March 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: March 24, 2022	/s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and Chief Financial Officer

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